SVB Financial Group Q3 2020 CEO Letter October 22, 2020 To our Stakeholders: We delivered outstanding third quarter performance, with Earnings Per Share of $8.47, Net Income of $442 million and Return on Equity of 24 percent. Our results reflected robust balance sheet growth driven by continued strong client liquidity, outsized warrant and investment gains from client IPOs, improved core fee income, strong investment banking revenues and low credit losses including a reserve release. Exceptional execution across the franchise as resilient markets continue to attract strong liquidity 1. We are executing strongly in a remote work environment and continue to support our employees, clients and communities. 2. Our client markets are resilient and thriving and continue to attract and generate liquidity, despite continued economic uncertainty. 3. Credit quality remains stable, with improving model economic scenarios and strong performance in our Private Bank driving a substantial reserve release. 4. The investments we’re making are accelerating client acquisition and growth and we will continue to focus on investment that supports our strategic priorities, growth and scalability. 5. Our strong capital and liquidity, high-quality balance sheet and robust earnings power position us well for long-term growth. 6. Our preliminary outlook for 2021 is positive, marked by strong average balance sheet growth and continued investment in our strategic priorities. We are executing strongly in a remote work environment and continue to support our employees, clients and communities After smoothly transitioning to remote work in March, we have continued to leverage the investments we’ve made in technology and infrastructure to execute strongly across the business. As the need for most of the company to work remotely extends into 2021, we remain focused on supporting our employees through a variety of work-, life- and health-related benefits and programs. That support and the resilience and flexibility of SVBers have enabled us to prioritize doing the right things for our clients and our business; enhancing our products, services and solutions; and deepening our engagement with the innovation ecosystem globally. The result of our focus is apparent in our financial results and in the continued strength of our client acquisition, which remained near all-time highs in the third quarter. Our support for our employees, clients and communities extends to the embrace of diverse perspectives and fostering of a culture of inclusion, not just at SVB but across the innovation ecosystem. We have recently put more focus and resources toward our commitment to Diversity, Equity and Inclusion at SVB and to championing causes that impact access to and diversity in the innovation economy. As part of these efforts, we will be donating approximately $20 million in the fourth quarter, representing our PPP fees less costs incurred, to support community and diversity programs. Internally, our efforts include an executive-led Diversity, Equity and Inclusion Steering Committee and a full-time Diversity Recruiting Director, as well as leadership development and fair-pay analysis. We have made our key diversity statistics public and have also set public goals for increasing diversity 1 Q3 2020 Earnings Highlights and equity at SVB. Externally, through our signature Access to Innovation program, we are using our influence to work toward increasing funding for startups founded by women, Black, Latinx and other underrepresented groups to advance diversity and gender parity in the leadership of innovation companies. We also have a growing list of strategic and financial partnerships with organizations focused on furthering those goals. Our client markets are thriving and resilient, and continue to generate robust liquidity, healthy loans and fees, despite continued economic uncertainty Liquidity continues to flow into the innovation markets, even as the broader economy languishes. Venture capital activity remained strong in the third quarter, with continued focus on late-stage investments, new highs in healthcare investing and continued robust fundraising. While overall private equity activity lagged, our PE clients were active. Technology-focused PE investment remained elevated and fundraising appears to be accelerating toward the tail end of the year. Venture-backed exits surged in the third quarter, marked by the return of larger IPOs, which drove exit values to $104 billion, the second highest quarter in the last six years. This momentum appears set to continue as VC- backed companies take advantage of the open market window, with several more multi-billion-dollar IPOs, SPAC offerings and direct listings expected. The ability of technology and life sciences to attract such strong liquidity highlights innovation’s importance as a primary driver of the global economy, one whose value has only been enhanced by changes in the way we work and live brought about by COVID-19, as well as growing efforts to treat and prevent the disease. In addition to historically strong venture capital and private equity returns, the prospect of interest rates remaining very low for the foreseeable future is also driving increased interest in alternative investments. Strong venture capital and private equity investment and active exit markets for our clients have continued to fuel our outstanding balance sheet growth, driving a $29 billion increase (42 percent) in our period-end assets year over year to $97 billion. Total client funds reached $211 billion during the quarter, thanks to strong fundraising and exit activity. Our clients’ activity levels were reflected in strong loan growth – particularly in Global Fund Banking (PEV/VC) and the Private Bank – and higher core fee income for the quarter. At the same time, market-driven revenues were robust. Client funding and exit activity drove approximately $324 million in market-related fee income from warrants and investments, net of noncontrolling interests, in the third quarter alone. Credit quality remains stable, with improving model economic scenarios and strong performance in our Private Bank driving a substantial reserve release. Credit remained stable in the third quarter, due to strong performance across our client base. The vast majority of our Private Bank and Wine clients with three-month loan deferrals resumed payments during the quarter with very few extension requests. We expect the additional runway provided by our deferral programs, PPP, follow-on investments and clients’ efforts to conserve cash will enable the majority of our venture debt deferral clients to do the same. Nevertheless, we continue to monitor our portfolio vigilantly, in light of continued economic uncertainty, fading stimulus and expiring deferrals. While there is potential for some increase in NPLs we are cautiously optimistic based on stable performance to date, and we have strong levels of reserves to withstand changing market conditions. Net loan charge-offs in the third quarter remained relatively low at $24 million, primarily driven by granular, Investor-Dependent loans. Improved model economic scenarios and strong performance in our Private Bank drove a performing reserve release of $82 million. While this translated to a $52 million net benefit to our provision for credit losses in the third quarter, we expect potential changes in model economic outlooks to drive provision volatility moving forward. As expected, we saw higher non-performing loans driven by a small number of Investor Dependent clients and our wine portfolio has been only minimally impacted by the California wildfires so far The length and depth of the 2 Q3 2020 Earnings Highlights current downturn and the course of the pandemic will ultimately determine how quickly business conditions return to normal, and those outcomes are uncertain for now. Nevertheless, we believe the quality of our loan portfolio, strong underwriting and proactive credit management have positioned us to perform well overall, as we have in past downturns. The investments we’re making are accelerating client acquisition and growth; future investment in our strategic priorities remains critical to maintaining our leadership position and driving growth The investments we’ve made in the past five years have been key drivers of our growth and success. We have focused on our strategic priorities of enhancing client experience, improving employee enablement, driving revenue growth and enhancing risk management. Our investments have resulted in acceleration of our client acquisition, significant expansion of our product offerings to better meet the needs of our clients at all life stages, more efficient onboarding and product delivery, deeper client penetration, and critical leadership and skill sets that we need to continue growing. We believe continued investment in our strategic priorities is critical to our future growth. With this in mind, we will retain our focus on growing our business organically through geographic, client and product expansion, while pursuing opportunities to grow and differentiate our business through targeted acquisitions and the hiring of teams with special skills, if the right opportunities arise. Well-positioned for long-term growth Our high-quality balance sheet, strong capital and liquidity, and long-term approach to investing in our business continues to provide a base of strength and stability that we believe will enable us to support our clients over the long term. Our ability to offer meaningful connections, expertise and value to our clients, well beyond the abilities of an ordinary bank, continues to differentiate us as the partner of choice for innovators and investors. We believe the pace of innovation and investment in the innovation economy will continue to grow and accelerate over time and that the efforts of VC and PE investors to put capital to work will remain a primary driver of new company formation and exceptional liquidity in the innovation economy. Our investments in expansion and diversification of our business will provide levers to drive growth in a low rate environment while enhancing our ability to compete globally and maintain our market leadership, supporting long- term growth and operating leverage. Our long experience with innovators and investors gives us confidence in the continued resilience of our business to withstand the challenges ahead and to thrive in the long term. Preliminary 2021 Outlook vs. Full Year 2020 We are providing more detail on our expectations for Q4 2020 in our earnings deck and issuing a preliminary outlook for select business drivers for the full year 2021. Our 2021 outlook is marked by continued strong average balance sheet growth tied to activity in our client markets as well as investment in our strategic priorities. Given uncertainty in the broader economy and the potential for changing economic outlooks, we are unable to provide a preliminary outlook for key credit metrics, although we are cautiously optimistic based on our performance to date and are well-reserved for potential losses. 3 Q3 2020 Earnings Highlights

Average loans We expect average loan growth in the high single to low double-digit percent range. This outlook assumes healthy private equity and venture capital borrowing due to strong investment activity and private bank mortgage originations, although it could be offset by paydowns in the technology and life science portfolios as well as PPP forgiveness in the first quarter of 2021. Average deposits We expect average deposit growth in the high teens to low twenties percent range, driven by continued strong funding activity in VC and PE. This growth could be offset by a potential public market slowdown and higher PE/VC distributions, which typically occur during the fourth and first quarters. We could also see an impact to deposits from higher client spending if the economy begins to recover. NII and NIM We expect net interest income growth in the high single digit percent range, driven by strong growth in interest- earning assets, partially offset by low yields on new securities purchases as a result of the low rate environment. We will continue to benefit in the near-term from the mechanisms we’ve put in place to protect NII, including $16 billion of active loan floors and $195 million of remaining locked-in gains from interest rate swaps (as of September 30, 2020), while continuously assessing the rate environment to determine whether additional measures are needed to protect our earnings. We are also selectively evaluating high-quality credit alternatives, such as municipal and investment grade corporate bonds, to support investment securities yields. We expect full year net interest margin to be between 2.45% and 2.55% driven primarily by declining yields in our investment securities portfolio. Our NIM forecast is consistent with our current quarterly NIM performance. Core Fee Income We expect core fee income to be flat to 2020 levels due to lower expected client investment fee income resulting from lower rates, partially offset by higher expected client investment fund balances, recovering business activity and our ongoing efforts to deepen our client penetration and engagement. Non-interest expense We expect non-interest expense growth to be in the low to mid-single digit percent range driven by higher project costs and FTE related to our strategic investments. Tax Rate We expect our effective tax rate to be between 27% and 28%, pending the outcome of the presidential election. Credit Commentary While we are not providing an updated credit outlook for 2021, we are encouraged by the degree to which credit quality has remained healthy and the results of our ongoing credit analysis. To the extent we could have elevated charge-offs related to current or worsening economic conditions, we expect these charge-offs to be manageable and believe we have adequately reserved for them. Likewise, we believe our reserve modeled on economic scenarios is ample, but we could see volatility in our reserve if economic forecasts change dramatically. 4 Q3 2020 Earnings Highlights

Final Thoughts Although the broader economic environment could remain a challenge for years to come, at SVB we are in the strongest financial position in our history. • The innovation economy continues to demonstrate its resilience as COVID-19 accelerates digital adoption and drives increased activity across the healthcare industry. As a result, our technology, healthcare and life science clients have been less impacted by the economic downturn than traditional businesses. • Liquidity continues to flow into our markets, supported by strong PE/VC fundraising and dry powder, providing the fuel for long-term growth. • We are cautiously optimistic on credit. While the ultimate trajectory of the economic slowdown and the course of the pandemic are uncertain, credit metrics currently remain within normal ranges and economic forecasts show signs of improvement. Should conditions worsen, we believe we are well positioned to handle the change, both from a portfolio quality and reserve perspective. • The resilience of the innovation markets as a primary driver of the global economy reinforces our need to invest in extending our leadership position and competitive advantage. We believe the investments we’ve made and are making to expand and diversify our business will provide the foundation for long- term growth and operating leverage. • Our strong capital and liquidity, high-quality balance sheet and earnings power position us well to serve our clients, adapt to changing market conditions and invest for the long-term. We remain optimistic about our long-term prospects as the partner of choice supporting innovators and their investors in the most dynamic segment of the global economy. Not a day goes by when I am not amazed by the ingenuity and boldness of our clients. Many of them really are succeeding in changing the world for the better. I know I speak for all my fellow SVBers when I say I am truly grateful for their partnership and trust. I am also grateful for our remarkable employees, who to demonstrate their dedication and resourcefulness in serving our clients and supporting each other each day, so that we can continue doing what we do best: helping our clients succeed. . Greg Becker President and CEO 5 Q3 2020 Earnings Highlights

Q3 2020 Financial highlights

Contents PAGE Snapshot and current environment 3 PAGE Performance detail and outlook 12 PAGE Appendix 30 PAGE Non-GAAP reconciliations 47 This presentation should be reviewed with our Q3 2020 Earnings Release and Q3 2020 CEO Letter, as well as the company’s SEC filings Q3 2020 Financial Highlights 2

Snapshot and current environment Q3 2020 Financial Highlights 3

# Q3'20 Snapshot: Exceptional execution across the franchise as resilient markets continue to attract strong liquidity

## FINANCIAL HIGHLIGHTS

| EPS: | Net Income: | ROE: |
|---|---|---|
| $8.47 | $442M | 24.19% |

## Q3'20 PERFORMANCE (vs. Q2'20)

**$201.2B**
+13.6%
AVERAGE CLIENT FUNDS
+$21B PERIOD-END GROWTH

**$37.3B**
+2.2%
AVERAGE LOANS[1]
+$1.7B PERIOD-END GROWTH

**$532M**
+2.9%
NET INTEREST INCOME[1]

**$146M**
+10.4%
CORE FEE INCOME[2]

**$216M**
WARRANT AND INVESTMENT GAINS NET OF NCI[2, 3]

**$108M**
INVESTMENT BANKING REVENUE AND COMMISSIONS
(2nd best quarter)

**$52M**
NET BENEFIT TO PROVISION FOR CREDIT LOSSES
(improved economic scenarios and continued strong Private Bank performance drive reserve release)

1. SBA Paycheck Protection Program ("PPP") loans contributed $0.4B of average loan growth and $9.7M to net interest income. Net interest income presented on a fully taxable equivalent basis.
2. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
3. Includes $11M in warrant gains and $108M unrealized investment gains from our 2.8M shares of BigCommerce Holdings, Inc. ("BIGC") common stock, following BIGC's initial public offering during the quarter. $30M additional gains from exercise of BIGC debt conversion rights recorded in other noninterest income.

svb

Q3 2020 Financial Highlights 4

Q3’20 1. Period-end assets reach $97B (+42% yoy) and total client funds exceed $211B (+36% yoy) as strong fundraising and exit activity and contained client Highlights spending fuel liquidity 2. Outsized warrant and investment gains as client IPO triggers exercise of warrants and debt conversion rights 3. Robust period-end loan growth as private equity investment rebounds, driving capital call borrowing – pipeline remains strong 4. Q3 reserve release as model economic scenarios improve and Private Bank credit performance remains strong; continue to closely monitor portfolio and engage clients 5. Strong balance sheet growth drives NII within guided range while significant securities purchases and high cash balances from deposit inflows pressure NIM 6. Stronger core fees as business activity increased Exceptional 7. Continued momentum from SVB Leerink as life science public markets execution across activity remains robust 8. Strong capital and liquidity provide solid foundation to meet clients’ needs the franchise as and invest in our business; ample flexibility to manage Tier 1 leverage resilient markets 9. Expenses above forecast, driven by increased compensation due to continue to outstanding performance and strong hiring 10. Issuing Q4 2020 and FY 2021 guidance on select measures– expect strong attract strong average balance sheet growth and continued investment to drive future growth liquidity and scalability Q3 2020 Financial Highlights 5

Strong execution, even as almost all SVB colleagues work from home Client acquisition and engagement remains robust, supported by investments in people and technology ~1 ,500 new clients in Q3’20 Supporting employee productivity and well-being SVB Over 450 CLIENT client events YTD, supported COUNT by virtual engagement* 40,000 VIDEO MESSAGING & DOCUMENT CONFERENCING COLLABORATION MANAGEMENT & STORAGE 35,000 30,000 25,000 OFFICE ERGONOMIC STIPENDS & Other EQUIPMENT ASSESSMENTS REIMBURSEMENTS Private Bank 20,000 PE/VC 15,000 VC-Backed 10,000 FAMILY CARE MENTAL HEALTH VIRTUAL RESOURCES COACHING Pre- 5,000 VC-Backed 0 2016 2017 2018 2019 Q3'20 * As of September 30, 2020. Q3 2020 Financial Highlights 6

# Increasing diversity, equity and inclusion ("DEI") at SVB, with our partners and across the innovation economy

## Embracing diverse perspectives and fostering a culture of belonging

### 1 Start with values and culture

We start with **EMPATHY** for others.

We speak & act with **INTEGRITY**.

We embrace **DIVERSE** perspectives.

We take **RESPONSIBILITY**.

We keep **LEARNING & IMPROVING**.

### 2 Take a multipronged approach with measurable goals

- Executive-led DEI Steering Committee
- Employee advocacy network
- Employee awareness programs, regular training & educational opportunities
- Fair pay analysis
- Full-time Diversity Recruiting Director
- Leadership development
- Hiring outreach programs & strategic partnerships

Increase diversity of senior leaders to **56%** by 2025

Reach senior leadership gender parity **50/50** by 2030

### 3 Measure and communicate progress

| DIVERSITY AT SVB* | Total Workforce | Senior Leaders | Board Members |
|---|---|---|---|
| Diverse (US) | 67% | 50% | 69% |
| Female (Global) | 45% | 32% | 31% |
| Racial Minority (US) | 40% | 28% | 15% |

## Championing causes that impact access to and diversity in the innovation economy

### Access to Innovation

Our signature program to increase funding for startups founded by women, Black, Latinx or other underrepresented groups and to advance diversity and gender parity in leadership of innovation companies

**2019 CONTRIBUTIONS**

**44** Partner organizations focused on furthering DEI in innovation

**$1.6M** Donated to causes supporting gender parity in innovation

**$1.2M** Support for diverse, emerging talent in innovation

**~$20M** Expect to donate fees (net of costs incurred) received from SBA PPP program to diversity and community efforts in Q4'20 (donations will be managed through the SVB Foundation)

Note: Refer to www.svb.com/living-our-values/inclusion-diversity for more information.

* Metrics as of September 30, 2020 (Board metrics as of October 22, 2020). Diverse includes (as disclosed to us) any woman, any person of color, veteran or person with disability. Person of color refers to anyone who self identifies as Hispanic/Latino, Black or African American, Asian, American Indian or Native Alaskan, Native Hawaiian or Other Pacific Islander or Two or More Races/Other. We utilize this blended measure to include different backgrounds and social categorizations. Senior leader includes the following job levels: Executive Committee (includes our executive officers) and leaders from certain top levels of SVB's two highest bands of management.

svb
Q3 2020 Financial Highlights 7

Resilient and highly liquid markets Technology markets outperforming VC investment still strong Ample dry powder… INDEXED PRICE AS OF U.S. VC INVESTMENT U.S. VC DRY POWDER 9/30/20 % vs. 1/1/17 $ Billions $ Billions Nasdaq 142 137 153 2.1x 112 118 123 87 95 S&P 500 1.5x 2017 2018 2019 9/30/20 2017 2018 2019 3/31/20 YTD YTD* Overall PE activity lagging, but beginning Strong IPO activity to rebound (SVB clients active in Q3’20) …to support future investment U.S. VC-BACKED IPOS U.S. PE INVESTMENT U.S. PE DRY POWDER Count $ Billions $ Billions 85 80 738 782 679 707 728 678 588 59 63 453 2017 2018 2019 9/30/20 2017 2018 2019 9/30/20 2017 2018 2019 3/31/20 YTD YTD YTD* Note: VC and PE data sourced from PitchBook. * Most recent data available. Q3 2020 Financial Highlights 8

# Stable credit metrics, but a sustained economic recovery has yet to take hold

## Proactive risk management

- Heat-mapped entire portfolio to prioritize focus
- Active client engagement
- Programmatic support[1]

## Strong credit performance

### 20% of total assets — Global Fund Banking[2]

- Largest driver of loan growth for the past 6 years
- ZERO capital call net losses since inception (1990s)

**Q4'20 and FY'21 expectations:**

Continued strong credit performance

### 5% of total assets — Private Bank

- Primarily mortgages located in California (66%) with median LTV of 64%
- Only $19M of net losses since inception (1990s)
- 3-month deferrals ended and payments resumed with very few extension requests

**Q4'20 and FY'21 expectations:**

Continued strong credit performance, contributing to Q3'20 reserve release

## Stable performance to date

- PPP, deferral programs, slowing cash burn and investor support have extended client runway temporarily
- 6-month Venture Debt and Wine deferrals expiring in Q4'20– vast majority expected to resume payments, but potential for increased NPLs
- Challenges ahead from fading stimulus and expiring deferrals, but we are cautiously optimistic

### 9% of total assets — Technology

- 79% Software
- Within Software, 48% Enterprise Applications and only 12% Consumer Internet

**Q4'20 and FY'21 credit focus:**

Investor Dependent (primarily Early-Stage), Cash Flow Dependent and other clients most impacted by COVID-19 slowdown in business activity

### 2% of total assets — Healthcare & Life Sciences

- Key sectors: Biopharma, Medical Devices, Tools & Diagnostics and Healthcare Services

**Q4'20 and FY'21 credit focus:**

Investor Dependent (primarily Early-Stage), Cash Flow Dependent and other clients most impacted by COVID-19 slowdown in business activity

### 1% of total assets — Wine

- 75% secured by high-quality real estate with median LTV of 49%
- 3-month deferrals ended and payments resumed with very few extension requests

**Q4'20 and FY'21 credit focus:**

Limited physical damage from recent California wildfires to date; potential impact from smoke taint

Reduced tourism and restaurant revenue continue to present headwinds for some

Potential for higher NPLs, however most of portfolio secured by high-quality real estate

Note: All figures as of September 30, 2020.

1. 3-month Private Bank and Wine payment deferral programs ended in Q3'20; 6-month Venture Debt and Wine payment deferral programs scheduled to end in Q4'20.
2. Global Fund Banking ("GFB", formerly Private Equity/Venture Capital) portfolio primarily consists of capital call lines of credit.

svb

Q3 2020 Financial Highlights 9

# Past investments accelerating client acquisition and growth

## We continue to invest in our strategic priorities to drive future growth and scalability

**Enhance client experience**

- End-to-end digital banking
- APIs and payment enablement
- Strategic partnerships to accelerate product delivery
- Technology platform upgrades

+

**Improve employee enablement**

- Mobile and collaboration tools
- nCino credit onboarding platform
- Client and industry insights
- Global Delivery Centers
- Agile ways of working

+

**Drive revenue growth**

- Global expansion
- SVB Leerink
- SVB Private Bank/Wealth Advisory
- Client acquisition
- New products (cards, liquidity, lending)
- Product penetration
- Strategic investments in companies
- Fintech strategy

+

**Enhance risk management**

- Data foundation
- Large Financial Institution regulatory requirements (>$100B in total consolidated assets)
- U.K. subsidiarization
- Cybersecurity

=

**Long-term scalable growth**



### SVB CLIENT COUNT

Thousands


13% CAGR
40
35
30
25
20
15
10
5
0
2016
2017
2018
2019
Q3'20

### AVERAGE TOTAL LOANS

$ Billions


21% CAGR
18
21
26
30
37
2016
2017
2018
2019
Q3'20

### AVERAGE TOTAL CLIENT FUNDS

$ Billions


27% CAGR
82
94
123
147
201
2016
2017
2018
2019
Q3'20

### CORE FEES AND INVESTMENT BANKING ACTIVITIES[1]

$ Millions


41% CAGR[2]
316
379
516
894
252
642
777
330
447
Investment Banking Fees and Commissions (SVB Leerink)
Core Fee Income
2016
2017
2018
2019
9/30/20 YTD

svb

1. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
2. 2016-2019 CAGR.

Q3 2020 Financial Highlights 10

# Resilient business model positioned for long-term growth

| | |
|---|---|
| **Strong capital and liquidity** | • Strong capital and liquidity enable us to support growth, help our clients and manage shifting economic conditions while continuing to invest in our business |
| **Robust earnings power** | • Strong profitability and industry-leading growth<br>• Multiple levers to drive earnings in a low rate environment |
| **Proven leadership** | • Deep bench of recession-tested leaders supported by strong global team<br>• Active partnership with our clients to promote better outcomes |
| **High-quality balance sheet** | • 81% of assets in high-quality investments and low credit loss experience lending[1] |
| **Resilient markets** | • Adversity drives innovation<br>• U.S. company formation increased by 105% during or in the aftermath of the Great Financial Crisis (2008-2012)[2]<br>• 41% of current unicorns[3] and 9% of current Nasdaq companies[4] were founded during this same period |
| **Unique liquidity franchise** | • Robust liquidity solutions to support clients' needs and optimize pricing and mix |
| **Leveraging improvements** | • In people, processes and systems to improve our scalability<br>• In new markets to expand our reach<br>• In digital enhancements to improve the client experience<br>• In products and services to diversify our business |

1. Based on cash, fixed income investment portfolio and Global Fund Banking (formerly Private Equity/Venture Capital) and Private Bank loan portfolios as of September 30, 2020.
2. New company formation data sourced from PitchBook. Includes U.S. VC-backed startups.
3. Unicorn data sourced from PitchBook as of April 21, 2020. Includes U.S. VC-backed unicorns who have not undergone an LBO or IPO.
4. Nasdaq companies sourced from S&P Capital IQ as of April 21, 2020.

svb
Q3 2020 Financial Highlights 11

Performance detail and outlook Q3 2020 Financial Highlights 12

# Outlook for select business drivers

## Outlook considerations

- The innovation markets continue to thrive, and the broader economy shows some signs of improvement
- Providing Q4'20 and preliminary FY'21 guidance on select measures – expect strong average balance sheet growth and continued investment to drive future growth and scalability
- Uncertainty over the length of the economic slowdown, subsequent waves of COVID-19 and the U.S. election outcome present challenges to providing a full outlook on credit performance or long-term financial goals (see slide 14 for key variables to our forecast)

| Business Driver | Q3'20 Results | Q4'20 Outlook | Preliminary FY'21 outlook vs. FY'20 |
|---|---|---|---|
| Average loans | $37B | $39-$40B | High single to low double digit % growth |
| Average deposits | $78B | $83-$85B | High teens to low twenties % growth |
| Net interest income[1] | $528M | $555-$570M[2] | High single digit % growth[3] |
| Net interest margin | 2.53% | 2.45-2.55% | 2.45-2.55% |
| Core fee income[4, 5] | $146M | $130-$140M | Flat to 2020 |
| Non-interest expense[4, 6] | $491M | $525-$535M | Low to mid single digit % growth |
| Effective tax rate | 27% | 27-28% | 27-28% |

Note: Actual results may differ. For additional information about our financial outlook, please refer to our Q3 2020 Earnings Release and Q3 2020 CEO Letter.

1. Excludes fully taxable equivalent adjustments.
2. Includes ~$10-12M of estimated PPP loan interest and fees, net of deferred loan origination costs in Q4'20 (0 bps impact to Q4'20 NIM).
3. Includes ~$16-18M of estimated PPP loan interest and fees, net of deferred loan origination costs in Q1'21 (+5 bps impact to Q1'21 NIM).
4. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
5. Excludes SVB Leerink.
6. Excludes expenses related to NCI. Includes SVB Leerink expenses.

Q3 2020 Financial Highlights 13

Key variables to our forecast Our guidance requires clarity around certain variables, including but not limited to: VC fundraising • Promotes new company formation which helps support client acquisition and investment • Source of client liquidity which helps drive total client funds growth PE fundraising • Primary driver of capital call line demand which has been the largest source of loan and investment growth over the past 6 years IPO and M&A • Ability for companies to exit via IPO or M&A affects VC/PE fundraising and investment • Deal proceeds support client liquidity activity • Impacts investment banking revenues and value of warrants and investment securities Economic • Affects health of clients which determines credit quality environment • Level of business activity drives client liquidity and demand for our products and services Capital • Performance and volatility of public, private and fixed income markets impact IPO and M&A activity and market-driven revenues (FX, investment banking and markets sales and trading revenues and warrant and investment gains) Competitive • Affects margins and client acquisition landscape Shape of • Directly impacts NIM via lending and reinvestment yields vs. funding costs yield curve • Client investment fees move with short-term rates Political • U.S. elections influence economic policy and stimulus, business and market sentiment, environment global trade relationships, bank regulations and corporate taxes Q3 2020 Financial Highlights 14

Period-end total client funds exceed $211B from strong fundraising and exit activity and contained client spending Expect Q4’20 average deposits between $83-85B and FY’21 average deposit % growth in the high teens to low twenties Q3’20 Activity AVERAGE CLIENT FUNDS • Average off-balance sheet client funds surged $14B (period-end +$11B) as $ Billions +34% yoy strong Life Science and Technology public markets and private fundraising activity left clients awash with liquidity 201.2 • Average and period-end deposits +$10B with growth across all portfolios, especially Technology clients; deposit growth also supported by slow burn 165.4 177.2 Interest-Bearing 156.8 26.1 Deposits rates as clients conserve cash 150.1 21.8 20.5 Noninterest-Bearing 18.1 20.5 51.5 • Average cost of deposits remained low at 4 bps even as share of interest- 41.3 46.1 Deposits bearing deposits increased as existing clients allocated excess liquidity in 39.1 39.6 interest-bearing products Off-Balance Sheet 123.6 96.6 103.6 109.3 Client Funds Q4’20 and FY’21 Considerations 92.8 • Strong average client funds growth, both on and off-balance sheet Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 • Deposit growth may be impacted by: Rebound in PE/VC investment AVERAGE DEPOSIT MIX AND PRICING + Increases technology, healthcare & life science clients’ liquidity 0.50% 68.4% 67.9% 70% Potential slowdown in public markets activity 65.9% 66.9% 66.4% 68%Percent of – Ahead of U.S. presidential election 0.40% 66%Noninterest-Bearing Potential PE/VC distributions 64%Deposits 0.30% 0.38% 62% – Historically have been greater in Q4 and Q1 0.31% 60% Reduced benefit from slow cash burn rates 0.20% 0.24% 58% – 56% Client spending expected to increase as business activity recovers 0.10% 54% 0.03% 0.04% 52% Total Cost of 0.00% 50% Deposits • Total cost of deposits and share of interest-bearing deposits expected to remain steady due to repricing of interest-bearing products in Q3 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q3 2020 Financial Highlights 15

Robust growth in interest-earning assets as deposit inflows drive significant securities purchases and elevated cash balances Q3’20 Activity Q4’20 and FY’21 Considerations • Purchased $10B securities (1.26% weighted average yield, 4.5y duration) • Continue to invest excess on-balance sheet liquidity in high-quality vs. roll-offs of $2.4B at 2.49% securities – focused on supporting yields and preserving liquidity and flexibility • Purchases included high-quality munis with attractive risk-adjusted returns and agency-issued MBS/CMOs/CMBS to diversify cashflows and • Continue to buy agency-issued MBS/CMOs/CMBS and munis; in addition mitigate premium amortization to munis, evaluating other high-quality credit alternatives, including investment grade corporate bonds • Despite significant purchase activity, exceeded average cash target of $7-9B due to surge in deposits • Average fixed income portfolio yield expected to be between 2.00-2.10% for Q4’20 and 1.80-1.90% for FY’21: • Premium amortization from prepayments on mortgage-backed securities decreased portfolio yields by 5 bps qoq – Low new purchase yields AVERAGE FIXED INCOME INVESTMENT SECURITIES New purchases at 1.10-1.20% as of 9/30/20 – still accretive to NII $ Billions Roll-offs mitigated by previous efforts to extend duration– expect 2.58% 2.58% 2.53% 2.49% 45.0 ~$2B paydowns per quarter through 2021 Tax-effected 40.0 2.14% Yield 35.0 30.0 – Potential for additional MBS premium amortization 25.0 32.6 If prepayment expectations increase further 20.0 26.7 27.1 15.0 25.1 25.8 10.0 5.0 • Maintain strong levels of liquidity while macroeconomic environment 0.0 remains uncertain: Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Portfolio Duration 3.4y 3.9y 3.2y 3.4y 4.1y $43.4B Borrowing capacity $3.3B repo, $1.9B Fed Lines, $6.4B FHLB & FRB and AVERAGE CASH AND EQUIVALENTS $31.8B of unpledged securities $ Billions HoldCo liquidity 13.8 $1.3B 11.9 A portion of which can be downstreamed to Bank Unrealized fixed income gains1 7.2 6.6 7.3 $1.3B $7-9B Target average cash balance2 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Through end of 2021 1. Consists of $667M unrealized pretax gains in the available-for-sale portfolio and $630M unrealized pretax gains in the held-to-maturity portfolio as of September 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts. Q3 2020 Financial Highlights 16 2. Actual balances depend on timing of fund flows.

Flexible liquidity management strategy supports strong, profitable growth Robust liquidity solutions to meet clients’ needs and optimize pricing and mix Continued product 40+ $77.7B $123.6B development LIQUIDITY Q3’20 AVERAGE Q3’20 AVERAGE MANAGEMENT ON-BALANCE SHEET OFF-BALANCE SHEET TO BETTER SERVE PRODUCTS DEPOSITS CLIENT FUNDS CLIENTS Continue to support client funds growth, both on and off-balance sheet On vs. off-balance sheet considerations: Considerations Target Range Flexibility 75–1 00 bps target 1.10-1 .20% new purchase yields as of 9/30/20 Spread income spread between new 4 bps cost of deposits enables healthy margins purchase yields and Focused on supporting yields and preserving liquidity and flexibility deposit costs given uncertain macroeconomic environment ~$2B expected portfolio cash flows per quarter through 2021 $7–9B Liquidity needs $43.4B borrowing capacity average cash target1 $1.3B unrealized fixed income gains2 Bank tier 1 7–8% $1.3B HoldCo liquidity, a portion of which can support the Bank’s capital leverage ratio internal target Estimate 1 0% of PPP loans outstanding will roll off in Q4’203 and 65% in Q1’213 1. Actual balances depend on timing of fund flows. 2. Consists of $667M unrealized pretax gains in the available-for-sale portfolio and $630M unrealized pretax gains in the held-to- maturity portfolio as of September 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts. Q3 2020 Financial Highlights 17 3. Based on PPP forgiveness expectations. Estimate only, subject to PPP terms; amounts actually forgiven and timing of forgiveness may differ.

Robust period-end loan growth as private equity investment rebounds Expect Q4’20 average loans between $39-40B and FY’21 average loan % growth in the high single to low double digits Q3’20 Activity Q4’20 and FY’21 Considerations • Q3 period-end loans +5% qoq (average loans +2%)1 as PE clients • Loan growth may be impacted by: resumed deal activity, investing in both new deals and followons,- driving strong capital call line borrowing + Robust Global Fund Banking pipeline • Low rates continue to fuel strong Private Bank mortgage growth Rebound in PE/VC investment and related capital call line borrowing • Paydowns from technology and life science clients as liquidity floods the innovation markets Private bank mortgage origination + Strong purchase and refi demand due to low mortgage rates • $16M interest rate swap gains2 and $14B average active loan floors in Q3 continue to benefit loan yields SBA PPP paydowns from forgiveness – ~$1.8B PPP loans as of 9/30/20– estimate 10% forgiveness in AVERAGE LOANS Q4’204, 65% forgiveness in Q1’214 $ Billions 59.7% 58.4% 57.6% 56.8% 55.9% Technology and life science paydowns Portfolio Utilization 50.0 – Strong liquidity from public and private fundraising and exits 45.0 37.3 Other 40.0 33.7 36.5 35.0 29.8 32.0 Wine 30.0 25.0 9.9 11.5 11.3 Tech, HC & Life 9.7 9.7 Sciences 20.0 3.7 3.9 4.0 4.3 • Loan yields expected to be impacted by: 15.0 3.4 Private Bank 10.0 18.0 17.7 18.2 Global Fund 5.0 15.0 16.8 3 Banking - Rate protections 1 1 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 + $16B active loan floors as of 9/30/20 and $195M remaining locked-in swap gains2 AVERAGE LOAN YIELD + SBA PPP forgiveness (0.03%) ~$1.8B PPP loans as of 9/30/20– estimate 10% forgiveness in Q4’204, 65% forgiveness in Q1’214 4.02% (0.04%) (0.05%) 0.03% 3.93% Shifting loan mix Q2'20 LIBOR SBA PPP Loan Mix Other Q3'20 – Towards lower yielding Global Fund Banking capital call lines Loan Yield Loan Yield 1. Q3’20 loan growth excluding SBA PPP was 5% (period-end) and 1% (average). SBA PPP loans contributed ~$1.4B to Q2’20 average loans and ~$1.8B to Q3’20 average loans. 2. Unwound $5B swaps in Q1’20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. Q3 2020 Financial Highlights 18 3. Global Fund Banking (“GFB”, formerly Private Equity/Venture Capital) portfolio primarily consists of capital call lines of credit. 4. Estimate only, subject to PPP terms; amounts actually forgiven and timing of forgiveness may differ.

# Strong balance sheet growth drives NII within guided range; significant securities purchases and high cash balances pressure NIM

## Expect Q4'20 NII between $555-570M and FY'21 NII % growth in the high single digits[1] and Q4'20 and FY'21 NIM between 2.45-2.55%

### Q3'20 Activity

**NET INTEREST INCOME[2]**
$ Millions



517
(2.3 )
(14.0 )
27.0
4.1
532
Q2'20 NII
LIBOR
Lower Fixed Income Yields
Balance Sheet Growth
Extra Day in Q3
Q3'20 NII

**Surge in deposits drove significant securities purchases and high cash balances, pressuring NIM**

**NET INTEREST MARGIN**



2.80%
(0.01%)
(0.07%)
(0.19%)
2.53%
Q2'20 NIM
LIBOR
Lower Fixed Income Yields
Balance Sheet Growth
Q3'20 NIM

### Q4'20 and FY'21 Considerations

- NII and NIM expected to be impacted by:

+/- **Balance sheet growth**
**(positive for NII, negative for NIM)**
Driven by strong client liquidity

\+ **Rate protections**
$16B active loan floors as of 9/30/20
Swaps expected to offer 7 bps of NIM protection through 2021[3]

\+ **SBA PPP program**
Q4'20 NII includes ~$10-12M of estimated PPP loan interest and fees, net of deferred loan origination costs (0 bp impact to NIM)[4]
Q1'21 NII includes ~$16-18M of estimated PPP loan interest and fees, net of deferred loan origination costs (+5 bps impact to NIM)[4]

\+ **Reduction in average cash balances**
Q3 exceeded $7-9B target[5] due to surge in deposits

\- **Low new purchase yields**
While previous efforts to extend duration mitigate roll-offs, still expect $2B paydowns per quarter through 2021

\- **Shifting loan mix**
Towards lower yielding Global Fund Banking capital call lines

1. Net interest income guidance excludes fully taxable equivalent adjustments.
2. Net interest income presented on a fully taxable equivalent basis.
3. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. $195M locked-in gains remain as of September 30, 2020.
4. Based on PPP forgiveness expectations. Estimate only, subject to PPP terms; amounts actually forgiven and timing of forgiveness may differ.
5. Actual balances depend on timing of fund flows.

svb

Q3 2020 Financial Highlights 19

Robust earnings power with multiple levers to drive earnings in a low rate environment Strong balance sheet growth has historically offset low rates to fuel NII NII (In Millions) NIM Average Fed Funds Rate 7.19% 8.00% 7.00% 5.72% $2,109 6.00% 5.02% $1,903 $1,576 5.00% 3.73% $1,423 3.29% 3.57% 3.51% 4.00% 3.08% 3.08% 3.19% $1,152 2.81% $1,008 3.05% 2.79% 2.16% 3.00% 1.92% $858 1.83% $620 $699 2.57% 2.72% 2.00% $377 $384 $420 $528 1.00% $371 0.45% 1.00% 0.16% 0.18% 0.10% 0.14% 0.11% 0.09% 0.13% 0.39% 0.00% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 9/30/20 YTD Additional levers to generate earnings in a low rate environment: Business Support from Protection from Strong, low cost Enhanced core fee Potential upside diversification: from warrant and fixed income swaps and floors liquidity franchise products SVB Leerink investment gains portfolio As of 9/30/20 REMAINING AVERAGE LIQUIDITY 40+ PRODUCTS LOCKED-IN 36% DEPOSIT GROWTH $92M +$324M $1.3B $195M 1 SWAP GAINS Q3’20 vs. Q3’19 SVB LEERINK’S WARRANT AND UNREALIZED FIXED FX AND CONTRIBUTION INVESTMENT GAINS INCOME GAINS4 MTM VALUE 3 AVERAGE Ongoing PAYMENTS TO NET INCOME NET OF NCI As of 9/30/20 OF LOAN $234M 4 bps COST OF DEPOSITS ENHANCEMENTS 9/30/20 YTD 9/30/20 YTD FLOORS2 Q3’20 1. Unwound $5B swaps in Q1’20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over~5 years based on the timing of cash flows from hedged variable-rate loans. 2. Mark-to-market value of $16B active loan floors (3.87% weighted average floor rate, -2year weighted average duration) as of September 30, 2020. 3. Non-GAAP financial measure. See “Use of non-GAAP financial measures” in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Q3 2020 Financial Highlights 20 4. Consists of $667M unrealized pretax gains in the available-for-sale portfolio and $630M unrealized pretax gains in the held-to-maturity portfolio as of September 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

# Improved model economic scenarios and strong Private Bank performance drive reserve release

## Q3’20 Activity

- Released $82M of performing reserves based on improved model economic scenarios and continued strong performance from Private Bank portfolio
- Stable credit metrics as PPP, deferral programs, slowing cash burn and investor support have extended client runway temporarily
  - NCOs consisted primarily of granular Investor Dependent loans
  - New NPLs driven primarily by four Later-Stage Investor Dependent loans
  - Strong repayments from Balance Sheet and Investor Dependent loans
- Challenges ahead from fading stimulus and expiring deferrals, but we are cautiously optimistic; 3-month Private Bank and Wine deferrals expired with very few extension requests

**PROVISION FOR CREDIT LOSSES**
$ Millions



37
1
15
19
15
17
4
7
16
(3)
(7)
243
191
6
11
41
(6)
66
26
15
6
24
(5)
2
10
23
(5)
(82)
(52)
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Market conditions
Unfunded
Net credit losses
Non-performing loans
Loan composition

| | Q3'19 | Q4'19 | Q1'20 | Q2'20 | Q3'20 |
|---|---|---|---|---|---|
| Net charge-offs[1] | 0.44% | 0.18% | 0.35% | 0.12% | 0.26% |
| Non-performing loans[2] | 0.34% | 0.31% | 0.15% | 0.26% | 0.28% |

## Q4’20 and FY’21 Considerations

- Expect changes in economic outlook to drive volatility in provision

**Current COVID-19 economic scenarios**
**Moody’s September forecasts**

| 40% baseline | 30% downside | 30% upside |
|---|---|---|

- Credit performance drivers:

– **6-month Venture Debt and Wine deferral programs expiring in Q4’20**
Vast majority expected to resume payments, but potential for increased NPLs

– **Higher Tech, Healthcare & Life Science NPLs and losses**
Challenges ahead from fading stimulus and expiring deferrals, but encouraged by strong performance to date; expect NPLs and losses to be primarily driven by Early-Stage and some Mid and Later-Stage loans

– **Higher NPLs from Wine**
However, 75% of Wine portfolio is secured by high-quality real estate with a median LTV of 49% – minimal physical damage from wildfires to date, and wineries have taken action to pivot sales strategies

+ **Temporarily extended client runway**
Provided by PPP, deferral programs, slowing cash burn and investor support

+ **Improved risk profile of loan portfolio**
Early-Stage – most vulnerable segment of Investor Dependent portfolio that historically has produced the most losses – now only 4% of loans
63% of loans in low credit loss experience lending (GFB[3] and Private Bank)

+ **No direct exposure to gas and oil**
Limited direct exposure to retail, restaurants, travel and hotels

1. Net loan charge-offs as a percentage of average total loans (annualized).
2. Non-performing loans as a percentage of period-end total loans.
3. Global Fund Banking (“GFB”, formerly Private Equity/Venture Capital) portfolio primarily consists of capital call lines of credit.

svb
Q3 2020 Financial Highlights 21

63% of loan portfolio in low credit loss experience Global Fund Banking1 and Private Bank lending TOTAL LOANS ALLOWANCE FOR CREDIT LOSSES FOR LOANS $38.4B at 9/30/20 $513M at 9/30/20 Early-Stage ID Mid-Stage ID 4% 4% Later-Stage ID 5% Sponsor Led Buyout CFD 5% GFB 7% Early-Stage ID Other CFD 20% 7% Private Bank 15% Balance Sheet Mid-Stage ID Dependent 1 Premium Wine 12% GFB 4% 2% 51% Other 2 Other 5% 1% Later-Stage ID Balance Sheet Private Bank Premium Wine 19% 3% Dependent 12% 6% Other CFD 8% ID = Investor Dependent Sponsor Led Buyout CFD CFD = Cash Flow Dependent 10% Low Credit Loss Experience Lending Technology, Healthcare & Life Sciences 1. Global Fund Banking (“GFB”, formerly Private Equity/Venture Capital) portfolio primarily consists of capital call lines of credit. Q3 2020 Financial Highlights 22 2. Other includes PPP (5% of total loans).

# Strong levels of reserves to withstand changing market conditions

## Reserve release driven by improved economic scenarios and strong Private Bank performance

Moody's September forecasts (40% baseline, 30% downside, 30% upside)

Baseline economic scenario improved to 9% peak unemployment in Q4'20 and ~3% GDP growth in Q4'20 and Q1'21

Loss modeling does not include impact of current deferral or relief programs

**ALLOWANCE FOR CREDIT LOSSES FOR LOANS AND UNFUNDED CREDIT COMMITMENTS**

$ Millions



689
590
99
14
5
9
Changes in loan composition/growth
Changing credit quality
Charge-offs/recoveries
(89)
(82)
(7)
Improved Moody's economic scenarios
Additional qualitative adjustment for Private Bank reserves given strong performance
614
513
101

| In thousands | | ACL 6/30/20 | ACL 6/30/20 (%) | Portfolio Changes | Model Assumptions | ACL 9/30/20 | ACL 9/30/20 (%) |
|---|---|---|---|---|---|---|---|
| Tech, HC & LS | Early-Stage Investor Dependent | 148,270 | 8.25% | (21,823) | (23,888) | 102,559 | 6.97% |
| Tech, HC & LS | Mid-Stage Investor Dependent | 56,393 | 3.93% | 10,036 | (4,011) | 62,418 | 3.84% |
| Tech, HC & LS | Later-Stage Investor Dependent | 87,604 | 4.60% | 12,712 | (2,605) | 97,711 | 4.85% |
| Tech, HC & LS | Balance Sheet Dependent | 24,728 | 1.46% | 569 | 3,772 | 29,069 | 1.71% |
| Tech, HC & LS | Cash Flow Dep: Sponsor Led Buyout | 54,853 | 2.67% | (1,033) | (2,159) | 51,661 | 2.51% |
| Tech, HC & LS | Cash Flow Dep: Other | 43,100 | 1.55% | 1,117 | (3,896) | 40,321 | 1.55% |
| | Private Bank | 91,345 | 2.39% | 10,570 | (25,436) | 76,479 | 1.73% |
| | Global Fund Banking[1] | 53,723 | 0.30% | 3,356 | (18,090) | 38,989 | 0.20% |
| | Premium Wine | 12,319 | 1.19% | (480) | (1,434) | 10,405 | 0.96% |
| | Other | 17,493 | 3.00% | (9,494) | (4,653) | 3,346 | 0.18% |
| | ACL for loans | $589,828 | 1.61% | $5,530 | $(82,400) | $512,958 | 1.34% |
| | ACL for unfunded credit commitments | $99,294 | 0.36% | $9,216 | $(6,995) | $101,515 | 0.34% |
| | **ACL for loans and unfunded credit commitments** | **$689,122** | **1.07%[2]** | **$14,746** | **$(89,395)** | **$614,473** | **0.90%[2]** |

◄ vs. **~6%** average Early-Stage NCOs over 2008-2010

◄ **~77%** of internal 9-quarter stress losses

1. Global Fund Banking ("GFB", formerly Private Equity/Venture Capital) portfolio primarily consists of capital call lines of credit.
2. Weighted average ACL ratio for loans outstanding and unfunded credit commitments.

svb › Q3 2020 Financial Highlights 23

# Deferred loans decline as 3-month Private Bank and Wine deferral programs expire and clients resume payments

**6-month Venture Debt and Wine deferral programs expiring in Q4'20– expect vast majority to resume payments**

**SVB DEFERRAL PROGRAM PARTICIPATION***

| Venture Debt | | Private Bank | | Wine | | |
|---|---|---|---|---|---|---|
| $1.9B outstanding<br>-$145M qoq | + | $14M outstanding<br>-$190M qoq | + | $73M outstanding<br>-$522M qoq | = | **$2.0B** (-$0.9B qoq) outstanding deferred loans<br>5% of EOP loans |

**SVB deferral programs provided clients flexibility and time to achieve better potential outcomes**

1. **PAYMENT DEFERRAL (NOT FORBEARANCE)**
   - Programmatically offered 3 to 6 months of payment relief for Venturebacked, Private Bank and Wine portfolios
   - 3-month Private Bank and Wine payment deferral programs ended in Q3'20; 6month Venture Debt and Wine payment deferral programs scheduled to end in Q4'20
   - No new programs or major changes to existing programs expected– any further payment deferrals to be handled on a caseby-case basis
2. **POTENTIAL FOR BETTER OUTCOMES FOR CLIENTS AND SVB**
   - Provided qualified clients with additional runway to weather shifting economic conditions
   - All rights and remedies remained in force
   - Continued risk rating and portfolio management
3. **EFFICIENT**
   - Provided blanket relief quickly and efficiently, freeing up resources to focus where they were most needed
4. **PARTNERSHIP WITH OUR CLIENTS**
   - Improved our clients' likelihood of success by working with them to manage through a challenging period

* Outstanding deferred loans are as of September 30, 2020 and reflect repayments received as of that date.

svb

Q3 2020 Financial Highlights 24

# Increased business activity drive core fees higher and SVB Leerink momentum continues

## Q3'20 Activity

- FX fees +21% driven primarily by PE deal activity and hedging
- Lending fees +21% on fees earned from unused lines of credit (due to strong client liquidity) and syndication fee income
- Deposit fees +7% on strong deposit growth and transaction volumes
- New clients, deepening penetration and higher utilization drive Card fees +7%
- Standby letter of credit fees +7% on strong renewals
- Client investment fees flat despite surge in balances as fee margin, which adjusts with short-term rates, decreased by 2 bps to 10 bps

**CORE FEE INCOME***
$ Millions


Core Fee Income as % of Total Revenue
FX Fees
Credit Card Fees
Client Investment Fees
Deposit Service Charges
Lending Related Fees
LOC Fees
20%
20%
20%
15%
14%
162.2
168.1
168.5
132.5
146.3
40.3
30.2
46.7
22.5
11.7
10.8
42.4
32.3
45.2
23.7
13.1
11.4
47.5
28.3
43.5
24.6
13.1
11.5
36.3
21.3
31.9
20.5
11.1
11.4
43.9
22.8
31.9
22.0
13.5
12.2
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

- SVB Leerink continues to capitalize on strong markets (25 book-run transactions in Q3, representing over $4.4B in aggregate deal value)

**SVB LEERINK REVENUES**
$ Millions


Commissions
Investment Banking
50.8
12.3
38.5
73.7
15.5
58.2
62.9
16.0
46.9
158.4
16.9
141.5
108.4
16.2
92.2
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

## Q4'20 and FY'21 Considerations

- Expect Q4'20 core fees between $130-$140M and FY'21 core fees to be flat to 2020:

+ **Recovering business activity**
  Gradual improvement, though watching second wave of COVID-19

+ **Deepening client engagement**
  From investments in new products and client experience

− **Lower client investment fees**
  Fee margin declining to the high single digit bps, due to near-zero rates

- Shifting conditions may create volatility for SVB Leerink revenues:

+/− **Investment banking revenues**
  **(positive for Q4'20, negative for FY'21)**
  Pipeline remains strong in Q4
  Normalizing activity in FY'21

+ **Commissions revenues**
  Sales and trading may benefit from market volatility

+ **Strengthening collaboration**
  Between Silicon Valley Bank and SVB Leerink

* Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.

svb
Q3 2020 Financial Highlights 25

# Outsized unrealized gains from BigCommerce IPO

## Gains will fluctuate with changes in valuation and market conditions

### Q3'20 Activity

- Warrant and investment gains surged on client IPO and M&A activity and improved valuations on fund investments
- Exercised warrants and debt conversion rights to acquire 2.8M shares of common stock of BigCommerce ("BIGC"), which completed its IPO in August, resulting in $149M gains ($11M in warrant gains, $30M in other noninterest income and $108M unrealized investment gains[1])

**WARRANT AND INVESTMENT GAINS NET OF NCI[2]**
$ Millions



Warrant gains
Investment
Securities gains
52.8
37.6
15.2
47.2
30.9
16.3
61.0
13.4
47.6
47.0
26.5
20.5
215.8
53.8
162.0
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

### Q4'20 and FY'21 Considerations

- Shifting conditions may create volatility for market-sensitive revenues:

**Valuations of warrants and non-marketable and other equity securities**
Will fluctuate with market conditions, but offer meaningful long-term earnings support

$ Millions



Warrants
Non-marketable and other equity securities[3]
149.1
588.9
165.5
606.5
152.7
555.5
171.1
590.4
202.2
818.1
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

**Potential for additional BIGC-related gains**
20% discount applied to fair value of BIGC holdings steps down to 10% in Q4'20 and 0% in Q1'21

Potential performance fees recognized upon distribution after lockup (subject to funds' performance and GP discretion)

**Unrealized fixed income gains**
Potential source of earnings support[4]

1. Unrealized gains related to BIGC common stock are subject to BIGC's stock price, market conditions and other factors and will not be realized until shares are sold. Lockup agreements expire February 1, 2021. Timing of sales, if any, is subject to market conditions and other factors.
2. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
3. Net of investments in qualified affordable housing projects and noncontrolling interests.
4. $667M unrealized pretax gains in the available-for-sale portfolio and $630M unrealized pretax gains in the held-to-maturity portfolio as of September 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

svb
Q3 2020 Financial Highlights 26

Net warrant gains more than offset Early-Stage charge-offs over time and offer meaningful earnings support WARRANT GAINS NET OF EARLY-STAGE LOSSES $400 $ Millions $362M Cumulative300,000 net gains $350 (2002-9/30/20, Warrant gains less Early-Stage NCOs) 250,000 $300 $250 200,000 $200 150,000 $150 138 100,000 $100 89 94 71 71 50,000 55 Net Gains on Equity $50 37 46 38 22 23 19 Warrant Assets 8 0 3 3 11 0 7 Early-Stage NCOs $ -1 -1 0 -2 -7 -12 -3 -10 -16 -23 -21 -21 -26 -28 -23 -50,000 -$50 -30 -35 -13 -45 -58 -$100 -100,000 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 9/30/20 YTD Q3 2020 Financial Highlights 27

Higher incentive compensation due to outstanding performance and strong hiring drive expenses above forecast Expect Q4’20 expenses between $525-$535M and FY’21 expense % growth in the low to mid single digits Q3’20 Activity Q4’20 and FY’21 Considerations • Higher incentive compensation (from outstanding firmwide performance, • Expenses expected to be impacted by: strong SVB Leerink revenues and BigCommerce transactions), strong hiring (for in-sourcing, product development and revenue growth) and SVBFG incentive compensation expenses higher professional service fees drove Q3 expenses ~$50M above forecast + - (positive for Q4’20 expenses, negative for FY’21 expenses) Expect Q4’20 SVBFG incentive compensation to decline qoq following higher performance related compensation in Q3’20 NONINTEREST EXPENSES FY’21 firm incentive compensation expected to increase as business activity improves $ Millions600 70% 56.9% 53.8% 55.7% SVB Leerink incentive compensation expenses Core Operating 48.1% 47.7% – + 491 50% (negative for Q4’20 expenses, positive for FY’21 expenses) 1 480 Efficiency500 Ratio 461 Expect continued elevated Q4’20 SVB Leerink incentives as pipeline 45 46 remains strong; FY’21 SVB Leerink incentives expected to decline as 19 53 400 19 2 30% 391 3 31 public markets activity normalizes 400 20 28 Other 38 17 46 Occupancy 24 64 67 N Donation of PPP fees (net of costs incurred) 17 18 10% – I BD&T 20 14 (negative for Q4’20 expenses, no impact for FY’21 expenses) 72 Premises300 and 27 27 Expected ~$20M donation in Q4’20, even if forgiveness is delayed2 equipment 39 55 -10% Professional N Expenses to optimize real estate footprint Services – 200 I (negative for Q4’20 expenses, no impact for FY’21 expenses) -30% 320 327 Estimated $10-$15M of charges in Q4’20 Compensation 275 234 256 and benefits100 Investments in strategic priorities -50% – To enhance the client experience, improve employee enablement, drive revenue growth and enhance risk management due to the 0 -70% compelling long-term growth opportunity of our markets (see slide 10) Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 N Business Development & Travel (“BD&T”) expense I – Average FTEs 3,413 3,522 3,672 3,855 4,216 (no impact for Q4’20 expenses, negative for FY’21 expenses) As travel restrictions are lifted and in-person events resume in 2021 1. Core operating efficiency ratio excludes the impact of SVB Leerink and net gains or losses from investment securities and equity warrant assets. This is a non-GAAP measure. See “Use of non-GAAP Financial Measures” in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Q3 2020 Financial Highlights 28 2. Based on estimated net fees (net of costs incurred) received from SBA PPP program.

Final thoughts COVID-19 has accelerated digital adoption Resilient innovation and activity across the healthcare sector – economy our clients have generally been less impacted than traditional businesses Substantial PE/VC dry powder and strong demand for Robust liquidity alternative assets provide fuel for long-term growth Cautiously optimistic Solid credit performance to date, although the economic on credit outlook remains uncertain Investing to extend our leadership position and Long-term focus drive long-term growth and operating leverage Well positioned for Strong capital and liquidity, high-quality balance sheet and robust earnings power enable us to serve clients and adapt to long-term growth changing market conditions Q3 2020 Financial Highlights 29

Appendix Q3 2020 Financial Highlights 30

The bank of the global innovation economy Our mission is to increase our clients’ probability of success Silicon Valley SVB Capital SVB Private Bank/ SVB Leerink Bank Wealth Advisory Global commercial banking Private venture investing Private banking and Investment banking for for innovators, enterprises expertise, oversight and investment strategies for healthcare and life science and investors management influencers in the innovation companies ecosystem For over 35 years, we have helped innovators, enterprises and their investors move bold ideas forward, fast. We connect the innovation ecosystem PRIVATE EQUITY ENTREPRENEURS VENTURE MANAGEMENT Accelerator Growth Corp Fin Investors Individuals CAPITAL TEAMS (Early-Stage) Revenue Revenue Private Equity Influencers: CORPORATE R&D Revenue $5M–$75M >$75M Venture Capital Entrepreneurs, UNIVERSITIES <$5M Investors, VENTURING Executives ANGEL GOVERNMENT INVESTORS SERVICE CAPITAL MARKETS PROVIDERS Q3 2020 Financial Highlights 31

Our differentiated business model We’re at the intersection of innovation and capital Accelerator Growth Corp Fin Investors Individuals (Early-Stage) Revenue Revenue Private Equity Influencers: Revenue $5M–$75M >$75M Venture Capital Entrepreneurs, Investors, <$5M Executives Deep sector expertise + Comprehensive solutions GLOBAL INVESTMENT RESEARCH COMMERCIAL SOLUTIONS & INSIGHTS BANKING HARDWARE & SOFTWARE & LIFE SCIENCE INFRASTRUCTURE INTERNET & HEALTHCARE FUNDS PRIVATE INVESTMENT MANAGEMENT BANKING & WEALTH BANKING MANAGEMENT ENERGY & PRIVATE EQUITY PREMIUM RESOURCE & VENTURE WINE INNOVATION CAPITAL Unparalleled access, connections and insights to make NEXT happen NOW Q3 2020 Financial Highlights 32

Leading market share Our clients represent: U.S. venture-backed U.S. venture-backed technology and technology and life ~50% 67%73% healthcare companies science companies with IPOs in 2020 (9/30/20 YTD) SVB’s support as both a capital provider and trusted operational partner has been important for Sunrun’s success. SVB uniquely understands both the technology aspect of our business and the industry in which we operate. Lynn Jurich CEO of Sunrun Energy & Resource Innovation client since 2014 Q3 2020 Financial Highlights 33

Key performance indicators ROE$35.00 and EPS 25% AVERAGE TOTAL LOANS AVERAGE TOTAL CLIENT FUNDS $ Billions $ Billions $30.00 20.6% 20.0% 20% 35.8 181.3 $25.00 29.9 15.56% 12.4% 15% 25.6 146.7 $20.00 $21.73 123.2 69.2 10.9% 21.2 Return$15.00 $18.11 18.3 94.2 55.1 $15.46 10% 82.2 on Equity Average 48.1 $10.00 Deposits 42.7 5% 38.8 112.1 $9.20 91.6 Diluted$5.00 $7.31 Average 75.1 EPS Client 43.4 51.5 $0.00 0% Investment Funds 2016 2017 2018 2019 9/30/209/30 2016 2017 2018 2019 9/30/209/30 2016 2017 2018 2019 9/30/209/30 YTDYTD YTDYTD YTDYTD NET INTEREST INCOME AND NIM CORE FEES AND INVESTMENT NET CHARGE-OFFS AND $ Billions BANKING ACTIVITIES1 NON-PERFORMING LOANS $3.00 4% $ Millions 3.57% 3.51% 3.05% 4% $2.50 894 2.79% Net 2.72% 3% 777 Interest$2.00 252 Investment 2.1 3% Banking Fees 0.59% Margin 1.9 NPLs2 330 and Commissions 0.51% $1.50 1.6 2% 516 (SVB Leerink) 0.46% NCOs3 1.4 2% 379 0.34% 0.32% $1.00 1.2 316 0.28% 1% 642 447 Net$0.50 0.27% 0.22% 0.24% 0.24% Interest 1% Core Fee Income Income$0.00 0% 2016 2017 2018 2019 9/30/209/30 2016 2017 2018 2019 9/30/209/30 2016 2017 2018 2019 9/309/30/20 YTDYTD YTDYTD YTDYTD 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 2. Non-performing loans as a percentage of period-end total loans. Q3 2020 Financial Highlights 34 3. Net loan charge-offs as a percentage of average total loans (annualized).

Strong balance sheet position 45% loan-to-deposit ratio provides ample cushion to meet clients’ borrowing needs PERIOD-END ASSETS PERIOD-END LIABILITIES $ Billions Cash and high-quality fixed $ Billions Total deposits 95% of income securities 56% of total liabilities total assets $120 88.9 $100 96.9 $90 Other Other Assets Liabilities Non-marketable Borrowings Securities Interest-bearing (primarily VC & LIHTC Deposits $80 investments) $70 71.0 Held-to Maturity 64.4 Securities Available-for- $60 56.9 Sale Securities 51.7 Noninterest- 51.2 $50 46.9 bearing 44.7 Cash and Cash 40.9 Deposits Equivalents $40 Net Loans $30 $20 $10 $ 2016 2017 2018 2019 Q3'20 -$10 2016 2017 2018 2019 Q3'20 Q3 2020 Financial Highlights 35

# Strong liquidity franchise

## Uniquely positioned to support balance sheet growth

### 1 Liquidity management solutions for both on and off-balance sheet funds

**Q3'20 AVERAGE BALANCES**

**$201.2B**

**TOTAL CLIENT FUNDS**



$77.6B
ON-BALANCE SHEET DEPOSITS
$123.6B
OFF-BALANCE SHEET CLIENT FUNDS

**40+** liquidity management products to meet clients' needs and optimize pricing and mix

### 2 Diversified sources of liquidity from high-growth markets

**DEPOSITS**



3%
1%
18%
23%
20%
22%
12%
1%

**OBS CLIENT FUNDS**



1%
3%
8%
16%
15%
33%
24%

**CLIENT NICHE[1]:**

- Early-Stage Technology
- Technology
- Early-Stage Healthcare & Life Sciences
- Healthcare & Life Sciences
- International[2]
- U.S. Global Fund Banking[3]
- Private Bank
- Other

### 3 Low cost deposits

**Q3'20 AVERAGE COST OF DEPOSITS**



23 bps
TOP 50 BANKS4
4 bps
SVB

**66%** of total deposits are noninterest-bearing[5]

1. As of September 30, 2020. Represents management view of client niches.
2. International balances do not tie to regulatory definitions for foreign exposure. Includes clients across all client niches and life-stages, with International Global Fund Banking (formerly International Private Equity/Venture Capital) representing 4% of total client funds.
3. Formerly U.S. Private Equity/Venture Capital.
4. Source: S&P Global Market Intelligence average for 20 of the top 50 US banks by asset size as of October 21, 2020.
5. Percentage based on Q3'20 average balances.

Q3 2020 Financial Highlights 36

High-quality and liquid investment portfolio U.S. Treasuries and agency-backed securities make up 92% of fixed income portfolio PERIOD-END AVAILABLE-FOR-SALE SECURITIES PERIOD-END HELD-TO- Opportunistically adding high- $ Billions MATURITY SECURITIES quality munis and evaluating $ Billions investment grade corporate bonds to support portfolio yields 15.5 25.9 13.8 12.7 13.0 8.4 12.6 14.0 11.1 7.8 $ 2016 2017 2018 2019 Q3'20 2016 2017 2018 2019 Q3'20 U.S. Treasury securities Agency-issued residential mortgage-backed securities U.S. agency debentures Municipal bonds and notes Agency-issued collateralized mortgage obligations – fixed rate Agency-issued commercial mortgage-backed securities Agency-issued collateralized mortgage obligations – variable rate Q3 2020 Financial Highlights 37

Long history of strong, resilient credit We’ve successfully navigated economic cycles before and our risk profile has improved NON-PERFORMING LOANS & NET CHARGE-OFFS NPLs1 NCOs2 3.32% 2.64% 1.57% 1.02% 1.07% 1.15% 1.03% 0.97% 0.87% 0.71%0.77% 0.73% 0.62% 0.64% 0.59% 0.52% 0.51% 0.42% 0.47% 0.46% 0.31% 0.35% 0.33% 0.32% 0.34% 0.32% 0.28% 0.25% 0.26% 0.18% 0.31% 0.27% 0.30% 0.27% 0.24% 0.14% 0.22% 0.24% 0.10% 0.04% -0.08% -0.02% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD'209/30/20 YTD Dotcom Bubble Crash Great Financial Crisis IMPROVED 2000 2009 Q3’20 LOAN MIX 30% Early-Stage 11% Early-Stage 4% Early-Stage % of period- 5% GFB3 + Private Bank 30% GFB3 + Private Bank 63% GFB + Private Bank end total loans 1. Non-performing loans as a percentage of period-end total loans. 2. Net loan charge-offs as a percentage of average total loans (annualized). 3. Global Fund Banking (“GFB”, formerly Private Equity/Venture Capital) portfolio primarily consists of Q3 2020 Financial Highlights 38 capital call lines of credit.

Improved risk profile, with growth driven by low credit loss experience lending 63% of loans in low credit loss experience lending (Global Fund Banking1 and Private Bank) vs. 30% in 2009 PERIOD-END TOTAL LOANS $ Billions Early-Stage Investor Dependent (“ID”) loans, our highest risk segment, now only 4% of total loans, down from 11% in 2009 and 30% in 2000 Early-Stage ID % of total loans $40. 38.4 12% Other2 $35. 11% 33.2 Technology,10% Healthcare & $30. 10% 28.3 Life Sciences 9% 9% 8% $25. 8% 8% 23.1 Premium Wine 6% 19.9 6% $20. Private6% Bank 16.7 14.4 6% 6% $15. 1 10.9 5% Global4% Fund Banking 8.9 4% $10. 7.0 4.5 5.5 2% $5. $. 0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q3'20 1. Global Fund Banking (“GFB”, formerly Private Equity/Venture Capital) portfolio primarily consists of capital call lines of credit. 2. Includes $1.8B of PPP loans. Q3 2020 Financial Highlights 39

Low credit risk capital call lines of credit Largest driver of loan growth over past 6 years; strong underwriting and well-diversified Global Fund Banking1 capital call lending Global Fund Banking portfolio3 Short-term lines of credit used by PE and VC funds to support VC funds investment activity and bridge to the receipt of Limited Partner BY INVESTMENT Growth STYLE 17% capital contributions Real Estate 23% 5% 2 of total loans 49% Debt 10% 18% 10% Buyout net losses since inception (1990s) Other Zero PE Funds 17% Fund of Funds Strong sources of repayment BY INDUSTRY Energy Other Infrastructure Natural Resources 5% FinTech 4% Life Sciences 8% 37% Technology Real Estate 6% LIMITED PARTNER VALUE OF FUND 7% COMMITMENTS INVESTMENTS Industrial 11% 15% and robust with solid asset Debt secondary markets coverage Consumer 1. Formerly Private Equity/Venture Capital. 2. Global Fund Banking (“GFB”) portfolio is 51% of total loans, of which capital call lines represent 96% of GFB portfolio. 3. Based on total GFB loan commitments (funded + unfunded) as of September 30, 2020. Q3 2020 Financial Highlights 40

Supporting innovation around the world 2020 YTD VC investment by market*  SVB Financial Group’s offices $119B $34B $56B  SVB Financial Group’s international banking network AMERICAS EMEA APAC Expanding our platform globally China Israel U.K. China Hong Kong Europe Canada 2005 2008 2012 2012 2013 2016 2019 Business Business Full-service SPD Silicon Valley Bank Representative Business development Lending branch development development and branch (joint venture; offices in office offices (Ireland - 2016 office (Beijing) representative Shanghai, Beijing and and Denmark - 2019) office Shenzhen) Lending branch (Germany - 2018) * As of September 30, 2020. Source: PitchBook. Q3 2020 Financial Highlights 41

Growing international activity $5.1B $3.2B INTERNATIONAL AVERAGE LOANS INTERNATIONAL AVERAGE OBS CLIENT FUNDS 14% of total loans 3% of total OBS $6.0 $5.0 $5.1 $5.0 $4.0 $3.9 $3.2 $4.0 $3.0 $3.0 $3.0 $2.8 $2.4 $1.9 $2.0 $2.0 $1.5 $1.1 $1.4 $1.0 $1.0 $0.0 $0.0 2016 2017 2018 2019 9/309/30/20 YTD 2016 2017 2018 2019 9/309/30/20 YTD YTD YTD $13.8B $53.4M INTERNATIONAL AVERAGE DEPOSITS INTERNATIONAL CORE FEE INCOME1 20% of total deposits 12% of total core fees $16.0 $90.0 $13.8 $80.0 $14.0 $67.0 $12.0 $11.6 $70.0 $10.4 $60.0 $53.4 $10.0 $54.0 $7.7 $50.0 $8.0 $6.6 $40.0 $33.8 $6.0 $28.6 $30.0 $4.0 $20.0 $2.0 $10.0 $0.0 $0.0 2016 2017 2018 2019 9/309/30/20 YTD 2016 2017 2018 2019 9/309/30/20 YTD YTD YTD Note: Reflects balances for international operations in U.K., Europe, Israel and Asia; Canada balances included in our US Technology Banking segment. This management segment view does not tie to regulatory definitions for foreign exposure. 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q3 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Q3 2020 Financial Highlights 42 2. 2016-2019 CAGR.

# Well-capitalized with significant liquidity

## Strong capital to support growth and investments

**+ comprehensive capital stress testing**

Capital adequacy assessments to support our clients under severe economic conditions

**SILICON VALLEY BANK CAPITAL RATIOS**[1]



SVB's Q3'20 Capital Ratio
Regulatory Minimum
10.76%
10.76%
11.76%
6.45%
7.00%
8.50%
10.50%
4.00%
Common Equity Tier 1
Tier 1 Capital
Total Capital
Tier 1 Leverage

Capital ratios impacted by **robust balance sheet growth,** partially offset by **strong earnings**

**HoldCo liquidity** available to support Bank Tier 1 leverage ratio if needed

Estimate **10%** of PPP loans outstanding will roll off in Q4'20[2] and **65%** in Q1'21[2]

**Stock repurchase program remains on pause**
(authorization expires October 29, 2020)

## Ample liquidity to meet clients' needs

**$54.6B in cash and high-quality fixed income securities**

**9/30/20 ASSETS**
$ Billions



Net loans
$38
Cash and fixed income securities
$55
Other
$3
Non-marketable securities
$1

**Liquidity**

**$43.4B**
Borrowing capacity through Federal Reserve, FHLB and repo + unpledged securities

**$1.3B**
HoldCo liquidity, a portion of which can be downstreamed to Bank

**$1.3B**
Unrealized fixed income gains[3]

1. Ratios as of September 30, 2020 are preliminary.
2. Based on PPP forgiveness expectations. Estimate only, subject to PPP terms; amounts actually forgiven and timing of forgiveness may differ.
3. Consists of $667M unrealized pretax gains in the available-for-sale portfolio and $630M unrealized pretax gains in the held-to-maturity portfolio as of September 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

svb
Q3 2020 Financial Highlights 43

Industry-leading performance 30.00% RETURN ON EQUITY Strong return 30.00% 25.00% on equity 20.57% 20.03% 25.00% 20.00% 15.56% 20.00% 12.38% 15.00% 10.90% 15.00% 12.76% 10.00% 11.80% SVB 8.83% 9.77% 10.00% 5.00% 6.99% Peer 5.00%Average1 0.00% 0.00% 2016 2017 2018 2019 9/30/20 YTD 2 Strong total TOTAL SHAREHOLDER RETURN3 AS OF shareholder 9/30/20 SVB return 2.0x S&P 500 1.6x BKX 1.0x 95.8296.39 1/1/2016 7/1/2016 1/1/2017 7/1/2017 1/1/2018 7/1/2018 1/1/2019 7/1/2019 1/1/2020 7/1/20209/30/2020 1. Source: S&P Global Market Intelligence. “Peers” refers to peer group as reported in our Proxy Statement for each year and is subject to change on an annual basis. 9/30/20 YTD annualized average peer ROE includes 6 of 17 peers as of October 21, 2020. 2. Annualized. Q3 2020 Financial Highlights 44 3. Cumulative total return on $100 invested on 12/31/15 in stock or index. Includes reinvestment of dividends.

Strong, seasoned management team Diverse experience and skills to help direct our growth Greg Becker Dan Beck PRESIDENT AND CEO Marc Cadieux CHIEF FINANCIAL OFFICER SVB FINANCIAL GROUP CHIEF CREDIT OFFICER 3 years at SVB 27 years at SVB 28 years at SVB John China Phil Cox Mike Descheneaux PRESIDENT PRESIDENT OF SVB CAPITAL CHIEF OPERATIONS OFFICER SILICON VALLEY BANK 24 years at SVB 11 years at SVB 15 years at SVB Chris Edmonds- Michelle Draper Laura Izurieta CHIEF MARKETING OFFICER Waters CHIEF RISK OFFICER 7 years at SVB CHIEF HUMAN RESOURCES OFFICER 4 years at SVB 16 years at SVB Michael Zuckert GENERAL COUNSEL 14 years average tenure at SVB 6 years at SVB Q3 2020 Financial Highlights 45

# Glossary

The following terms are used throughout this presentation to refer to certain SVB-specific metrics:

**Non-GAAP Measures**

(Please see "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release and non-GAAP reconciliations at the end of this presentation)

**Core Fee Income** – Fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending-related fees, in aggregate.

**Core Fee Income Plus Investment Banking Revenue and Commissions** – Core fee income, from above, plus investment banking revenue and commissions.

**Core Operating Efficiency Ratio** – Calculated by dividing noninterest expense after adjusting for noninterest expense from SVB Leerink and NCI by total revenue, after adjusting for gains or losses on investment securities and equity warrant assets, SVBLeerink investment banking revenue and commissions and NCI. This ratio excludes income and expenses related to SVB Leerink and certain financial items where performance is typically subject to market or other conditions beyond our control.

**Gains (losses) on Investment Securities, Net of Non-Controlling Interests** – Net gains on investment securities include gains and losses from our non-marketable and other equity securities, which include public equity securities held as a result of exercised equity warrant assets, gains and losses from sales of our Available-For-Sale debt securities portfolio, when applicable, and carried interest. This measure excludes amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost.

**Other Measures**

**Total Client Funds** – The sum of on-balance sheet deposits and off-balance sheet client investment funds.

**Fixed Income Securities** – Available-for-sale ("AFS") and held-to-maturity ("HTM") securities held on the balance sheet.

**Acronyms**

**BD&T** – Business Development & Travel

**GFB** – Global Fund Banking (formerly Private Equity/Venture Capital)

**ID** – Investor Dependent

**LIHTC** – Low income housing tax credit funds

**LOC** – Letter of credit

**NCI** – Non-controlling interests

**NCO** – Net charge-off

**NII** – Net interest income

**NIM** – Net interest margin

**NPL** – Non-performing loan

**OBS** – Off-balance sheet

**PE/VC** – Private Equity/Venture Capital

**SBA PPP** – Small Business Administration Paycheck Protection Program

svb

Q3 2020 Financial Highlights 46

Non-GAAP reconciliations Q3 2020 Financial Highlights 47

Non-GAAP reconciliation Core Fee Income Year ended December 31, YTD Non-GAAP core fee income (dollars in thousands) 2016 2017 2018 2019 Sep 30, 2020 GAAP noninterest income $456,552 $557,231 $744,984 $1,221,479 $1,218,365 Less: gains on investment securities, net 51,740 64,603 88,094 134,670 270,760 Less: net gains on equity warrant assets 37,892 54,555 89,142 138,078 93,667 Less: other noninterest income 50,750 59,110 51,858 55,370 76,887 Non-GAAP core fee income plus investment banking $316,170 $378,963 $515,890 $893,361 $777,051 revenue and commissions Less: investment banking revenue — — — 195,177 280,551 Less: commissions — — — 56,346 49,197 Non-GAAP core fee income $316,170 $378,963 $515,890 $641,838 $447,303 See “Use of non-GAAP Financial Measures” in our Q3 2020 Earnings Release for more information. Q3 2020 Financial Highlights 48

Non-GAAP reconciliation

# Capital ratios

## Consolidated (SVBFG) TCE/TA and TCE/RWA

| Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios) | Year ended December 31, 2016 | 2017 | 2018 | 2019 | Sep 30, 2020 |
|---|---|---|---|---|---|
| GAAP SVBFG stockholders' equity | $3,642,554 | $4,179,795 | $5,116,209 | $6,470,307 | $7,792,935 |
| Less: Preferred stock | — | — | — | 340,138 | 340,138 |
| Less: Intangible assets | — | — | — | 187,240 | 183,203 |
| Tangible common equity (TCE) | $3,642,554 | $4,179,795 | $5,116,209 | $5,942,929 | $7,269,594 |
| GAAP Total assets | $44,683,660 | $51,214,467 | $56,927,979 | $71,004,903 | $96,916,771 |
| Less: Intangible assets | — | — | — | 187,240 | 183,203 |
| Tangible assets (TA) | $44,683,660 | $51,214,467 | $56,927,979 | $70,817,663 | $96,733,568 |
| Risk-weighted assets (RWA) | $28,248,750 | $32,736,959 | $38,527,853 | $46,577,485 | $54,740,383 |
| Tangible common equity to tangible assets | 8.15% | 8.16% | 8.99% | 8.39% | 7.52% |
| Tangible common equity to risk-weighted assets | 12.89% | 12.77% | 13.28% | 12.76% | 13.28% |

## Bank only TCE/TA and TCE/RWA

| Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios) | Year ended December 31, 2016 | 2017 | 2018 | 2019 | Sep 30, 2020 |
|---|---|---|---|---|---|
| Tangible common equity (TCE) | $3,423,427 | $3,762,542 | $4,554,814 | $5,034,095 | $6,104,361 |
| Tangible assets (TA) | $44,059,340 | $50,383,774 | $56,047,134 | $69,563,817 | $95,012,287 |
| Risk-weighted assets (RWA) | $26,856,850 | $31,403,489 | $37,104,080 | $44,502,150 | $51,742,795 |
| Tangible common equity to tangible assets | 7.77% | 7.47% | 8.13% | 7.24% | 6.42% |
| Tangible common equity to risk-weighted assets | 12.75% | 11.98% | 12.28% | 11.31% | 11.80% |

svb

See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release for more information.

Q3 2020 Financial Highlights 49

## Non-GAAP reconciliation

# Core Operating Efficiency Ratio

| (Dollars in thousands, except ratios) | | Year ended December 31, 2016 | 2017 | 2018 | 2019 | YTD Sep 30, 2020 |
|---|---|---|---|---|---|---|
| **GAAP noninterest expense** | A | 859,797 | 1,010,655 | 1,188,193 | 1,601,262 | 1,370,242 |
| Less: expense attributable to noncontrolling interests | | 524 | 813 | 522 | 835 | 384 |
| Non-GAAP noninterest expense, net of noncontrolling interests | | 859,273 | 1,009,842 | 1,187,671 | 1,600,427 | 1,369,858 |
| Less: expense attributable to SVB Leerink | | — | — | — | 252,677 | 248,254 |
| **Non-GAAP noninterest expense, net of noncontrolling interests and SVB Leerink** | B | 859,273 | 1,009,842 | 1,187,671 | 1,347,750 | 1,121,604 |
| GAAP net interest income | | 1,150,523 | 1,420,369 | 1,893,988 | 2,096,601 | 1,564,804 |
| Adjustments for taxable equivalent basis | | 1,203 | 3,076 | 9,201 | 11,949 | 11,218 |
| Non-GAAP taxable equivalent net interest income | | 1,151,726 | 1,423,445 | 1,903,189 | 2,108,550 | 1,576,022 |
| Less: income attributable to noncontrolling interests | | 66 | 33 | 30 | 72 | 26 |
| Non-GAAP taxable equivalent net interest income, net of noncontrolling interests | | 1,151,660 | 1,423,412 | 1,903,159 | 2,108,478 | 1,575,996 |
| Less: net interest income attributable to SVB Leerink | | — | — | — | 1,252 | 373 |
| Non-GAAP taxable equivalent net interest income, net of noncontrolling interests and SVB Leerink | | 1,151,660 | 1,423,412 | 1,903,159 | 2,107,226 | 1,575,623 |
| GAAP noninterest income | | 456,552 | 557,231 | 744,984 | 1,221,479 | 1,218,365 |
| Less: income attributable to noncontrolling interests | | 8,039 | 29,452 | 38,000 | 48,624 | 40,393 |
| Non-GAAP noninterest income, net of noncontrolling interests | | 448,513 | 527,779 | 706,984 | 1,172,855 | 1,177,972 |
| Less: Non-GAAP net gains on investment securities, net of noncontrolling interests | | 43,428 | 35,416 | 49,911 | 86,169 | 230,182 |
| Less: net gains on equity warrant assets | | 37,892 | 54,555 | 89,142 | 138,078 | 93,667 |
| Less: investment banking revenue | | — | — | — | 195,177 | 280,551 |
| Less: commissions | | — | — | — | 56,346 | 49,197 |
| Non-GAAP noninterest income, net of noncontrolling interests and net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions | | 367,193 | 437,808 | 567,931 | 697,085 | 524,375 |
| **GAAP total revenue** | C | 1,607,075 | 1,977,600 | 2,638,972 | 3,318,080 | 2,783,169 |
| **Non-GAAP taxable equivalent revenue, net of noncontrolling interests and SVB Leerink, net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions** | D | 1,518,853 | 1,861,220 | 2,471,090 | 2,804,311 | 2,099,998 |
| **GAAP operating efficiency ratio (A/C)** | | 53.50% | 51.11% | 45.02% | 48.26% | 49.23% |
| **Non-GAAP core operating efficiency ratio (B/D)** | | 56.57% | 54.26% | 48.06% | 48.06% | 53.41% |

svb

See "Use of non-GAAP Financial Measures" in our Q3 2020 Earnings Release for more information.

Q3 2020 Financial Highlights 50

Important information regarding forward-looking statements and use of non-GAAP financial measures The Company’s financial results for 2020 reflected in this presentation are unaudited. This document should be read in conjunction with the Company’s SEC filings. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; the potential effects of the COVID- 19 pandemic; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; and financial results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to c hanges in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); the COVID-19 pandemic and its effects on the economic and business environments in which we operate; changes in the volume and credit quality of our loans; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment po rtfolios; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; accounting changes, as required by Generally Accepted Accounting Principles (GAAP); and regulatory, tax or legal changes or their impact on us. The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and may continue to adversely affect, our business, operations, financial performance and prospects. Even after the COVID-19 pandemic subsides, it is possible that the U.S. and other major economies experience or continue to experience a prolonged recession, which could materially and adversely affect our business, operations, financial performance and prospects. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward- looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflecte d in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including ( i) our latest Annual Report on Form 10-K, (ii) our most recent Quarterly Report on Form 10-Q, and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non- GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non- GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of compan ies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accorda nce with GAAP. Under the “Use of Non-GAAP Financial Measures” section in our latest earnings release filed as an exhibit to our Form 8-K on October 22, 2020, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section of the earnings release for more information. Q3 2020 Financial Highlights 51

About SVB Financial Group For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com. SVB Financial Group is the holding company for all business units and groups © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB LEERINK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. Q3 2020 Financial Highlights 52

www.svb.com @SVB_Financial Silicon Valley Bank @SVBFinancialGroup Q3 2020 Financial Highlights 53